Exhibit 99.1
INDEPENDENT AUDITORS’ REPORT
To the Board of Directors and Stockholders of
World Wide Packets, Inc.
Spokane Valley, WA
We have audited the accompanying consolidated balance sheet of World Wide Packets, Inc. and its subsidiary (the “Company”) as of December 31, 2007, and the related consolidated statement of operations, stockholders’ deficit, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2007, and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s recurring losses from operations and stockholders’ capital deficiency raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also discussed in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
/s/ Deloitte & Touche LLP
Seattle, Washington
February 29, 2008

WORLD WIDE PACKETS, INC.
Consolidated Balance Sheet
(in thousands, except per share data)

December 31,
2007
ASSETS
Current assets:
Cash and cash equivalents	$5,183
Short-term investments	—
Restricted assets	1,028
Accounts receivable	6,764
Inventories	6,794
Deferred cost of sales	6,276
Prepaids and other current assets	466

Total current assets	26,511
Fixed assets, net	3,205
Other assets	425

Total assets	$30,141

LIABILITIES & STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$5,848
Accrued compensation and benefits	2,432
Accrued expenses and other	661
Deferred revenue	12,660
Current portion of long-term debt	7,108

Total current liabilities	28,709

Long-term debt, net of discount for warrants of $308	4,556
Other long-term obligations	2,046

Commitments and contingencies (Note 6)

Stockholders’ deficit:
Series 1 Convertible Preferred stock, $0.0001 par value, and additional paid-in capital (liquidation preference of $25,801):
Authorized shares—46,910; issued and outstanding—44,551	24,744
Series 2 Convertible Preferred stock, $0.0001 par value, and additional paid-in capital (liquidation preference of $25,800):
Authorized shares—23,889; issued and outstanding—23,889	25,101
Series 3 Convertible Preferred stock, $0.0001 par value, and additional paid-in capital (liquidation preference of $19,926):
Authorized shares—19,371; issued and outstanding—16,537	18,495
Common stock, $0.0001 par value, and additional paid-in capital:
Authorized shares—131,009; issued and outstanding—6,441	90,701
Accumulated deficit	(164,224)
Accumulated other comprehensive income	13

Total stockholders’ deficit	(5,170)

Total liabilities & stockholders’ deficit	$30,141

See accompanying notes to consolidated financial statements.

WORLD WIDE PACKETS, INC.
Consolidated Statement of Operations
(in thousands)

Year Ended
December 31,
2007
Net sales	$22,554
Cost of sales	14,423

Gross profit	8,131

Operating expenses:
Research and development	16,818
Sales and marketing	10,027
General and administrative	4,935

Total operating expenses	31,780

Loss from operations	(23,649)

Interest income	156
Interest expense	(1,541)
Other income	48

Total nonoperating expense, net	(1,337)

Net loss	$(24,986)

See accompanying notes to consolidated financial statements.

WORLD WIDE PACKETS, INC.
Consolidated Statement of Stockholders’ Deficit
(in thousands)

	Convertible Preferred Stock									Accumulated
	Series 1		Series 2		Series 3		Common Stock			Other	Total
	Outstanding		Outstanding		Outstanding		Outstanding		Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Deficit	Income	Deficit
Balance at January 1, 2007	44,551	$24,744	23,657	$25,469	—	$—	3,736	$90,172	$(139,238)	$1	$1,148

Issuance of Series 2 convertible preferred stock and warrants	—	—	232	(368)	—	—	—	—	—	—	(368)
Issuance of Series 3 convertible preferred stock and warrants	—	—	—	—	16,537	18,495	—	—	—	—	18,495
Stock-based compensation	—	—	—	—	—	—	—	308	—	—	308
Exercises of common stock options and warrants	—	—	—	—	—	—	2,705	221	—	—	221
Comprehensive loss:
Net loss	—	—	—	—	—	—	—	—	(24,986)	—	(24,986)
Other comprehensive income, net of tax:
Unrealized losses on short-term investments	—	—	—	—	—	—	—	—	—	(10)	(10)
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	—	22	22

Comprehensive loss	—	—	—	—	—	—	—	—	—	—	(24,974)

Balance at December 31, 2007	44,551	$24,744	23,889	$25,101	16,537	$18,495	6,441	$90,701	$(164,224)	$13	$(5,170)

See accompanying notes to consolidated financial statements.

WORLD WIDE PACKETS, INC.
Consolidated Statement of Cash Flows
(in thousands)

Year Ended
December 31,
2007
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD OPERATING ACTIVITIES:	$2,222
Net loss	(24,986)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	1,119
Realized losses on sales of short-term investments	(15)
Realized losses on sales of fixed assets	(1)
Stock-based compensation	308
Debt issuance costs and warrants amortization	381
Change in operating assets and liabilities:
Accounts receivable	(3,712)
Inventories	(2,691)
Deferred cost of sales	(6,276)
Prepaids and other assets	(202)
Accounts payable	2,786
Accrued compensation and benefits	1,357
Accrued expenses and other	232
Deferred revenue	13,386

Net cash used in operating activities	(18,314)

INVESTING ACTIVITIES:
Purchases of fixed assets, net of disposals	(1,845)
Restricted assets	(878)
Other assets	(203)
Purchases of short-term investments	(1,381)
Proceeds from sales of short-term investments	1,684

Net cash used in investing activities	(2,623)

FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt and Series 2 warrants, net	9,783
Repayments on long-term debt	(3,794)
Proceeds from issuance of preferred stock and Series 3 warrants, net	17,688
Proceeds from exercises of common stock options and warrants	221

Net cash provided by financing activities	23,898

Net increase in cash and cash equivalents	2,961

CASH AND CASH EQUIVALENTS, END OF PERIOD	$5,183

NON-CASH TRANSACTIONS:
Fixed assets purchased but not yet paid	$115

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$1,541
Cash paid for income taxes	$12
See accompanying notes to consolidated financial statements.

WORLD WIDE PACKETS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1—DESCRIPTION OF BUSINESS AND ACCOUNTING POLICIES

Description of Business
     World Wide Packets, Inc. (the “Company”) provides products and services that enable telecommunications service providers, cable operators, wireless carriers, municipalities, and emerging carriers to build and optimize their network infrastructure and deploy Carrier Ethernet-based services. The Company designs, manufactures, and sells network access products that enable simultaneous delivery of voice, data, and video to business and residential subscribers using Ethernet over fiber and copper media.
     The Company’s products have been deployed in broadband fiber access networks in 25 countries around the world. In addition to its US headquarters located in Spokane Valley, Washington, the Company has offices in San Jose, California, the UK, Spain, and the Netherlands.
     Based on historical performance and operating forecasts, the Company must secure additional funds in 2008 to continue operations. As of December 31, 2007, the Company had “Cash and cash equivalents” of $5.2 million along with an ability to draw down an additional $4.6 million under the terms of its Loan and Security Agreement with Bridge Bank, subject to certain restrictions. See “Note 5—Long Term Debt and Other.” Without the ability to raise additional funds, there is substantial doubt about the Company’s ability to continue as a going concern on a stand alone basis. On January 22, 2008, the Company signed a definitive agreement to merge with Ciena Corporation (“Ciena”). See “Note 11—Subsequent Events.”
Principles of Consolidation
     The consolidated financial statements include the accounts of the Company and its wholly-owned, UK-based subsidiary. Intercompany balances and transactions have been eliminated.
Concentrations
     The Company sells its products to resellers and as part of an Original Equipment Manufacturing (“OEM”) agreement, which leads to a high concentration of revenue to certain of its customers. From four customers, the Company generated 22%, 18%, 12%, and 11% of its total net sales in 2007.
     The Company purchases specific materials from certain vendors. If continuity of supply was significantly disrupted from such suppliers, the Company’s revenue could be negatively affected in the short term while supply is achieved through an alternative source.
Use of Estimates
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities in the consolidated financial statements and accompanying notes. Estimates are used for, but not limited to, the valuation of investments, receivables, inventory, and stock-based compensation; depreciable lives; sales returns; provision for anticipated warranty claims; and contingencies. Actual results could differ materially from those estimates.
Cash and Cash Equivalents
     The Company classifies all highly liquid instruments, including money market funds, with a remaining maturity of three months or less at the time of purchase as cash equivalents.

WORLD WIDE PACKETS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
Restricted Assets
     Restricted assets include certificates of deposit pledged as collateral for standby letters of credit for contractual obligations with the Company’s primary contract manufacturer at December 31, 2007 and cannot be used for general business purposes.
Short-term Investments
     Short-term investments include marketable securities classified as available-for-sale and are stated at fair value in accordance with SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities. The Company invests its excess cash in short-term commercial paper and US agency securities. Investments are recorded on the trade date. Unrealized gains and losses are included in “Accumulated other comprehensive income,” a separate component of stockholders’ deficit. Realized gains and losses are included in “Other income” in the consolidated statement of operations.
     The Company periodically evaluates whether declines in fair values of the Company’s short-term investments are other-than-temporary. This evaluation consists of a review of qualitative and quantitative factors, including quoted market prices, if available, other publicly available information, or other conditions that bear on the value of the Company’s investments. If the decline in fair value is deemed to be other than temporary, the Company recognizes the loss in “Other income” in the consolidated statement of operations.
Allowance for Doubtful Accounts
     The Company estimates losses on receivables based on specifically identified accounts and historical experience of losses incurred. Accounts receivable are written off against the allowance when an account, or a portion thereof, is determined to no longer be collectible.
Inventories
     Inventories consist of raw materials and products available for sale, which include the costs incurred from third-party contract manufacturers for the manufacturing of products sold, including handling, assembly, testing, and inbound shipping charges. Inventories are valued at the lower of cost or market value. Finished goods are accounted for using the specific identification method, while raw materials are accounted for using the first-in, first-out method. The Company writes down excess and obsolete inventory based on the difference between its cost and market value using estimates of future demand. The expense is included in “Cost of sales” in the consolidated statement of operations. At the point of the write-down, a new lower-cost basis for that inventory is established and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis.
Fixed Assets
     Fixed assets are stated at cost less accumulated depreciation and include assets such as computer and test equipment, software, and leasehold improvements and office furniture. Depreciation is recorded on a straight-line basis over the estimated useful lives of the assets (generally two or three years for computer and test equipment, three years for software, the shorter of the lease life or asset’s life for leasehold improvements, and five years for office furniture).
Other Assets
     Included in “Other assets” are legal costs incurred related to patents filed for but not yet issued and deferred issuance charges on the Company’s long-term debt. The legal costs are capitalized unless the probability that such patents will eventually be issued is remote. Upon issuance, patent costs are amortized on a straight-line basis over the shorter of the term of the patent (generally 17 years) or its estimated useful

WORLD WIDE PACKETS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
life. The deferred issuance charges are amortized as interest expense over the life of the debt on a straight-line basis, which does not differ materially from use of the effective interest method.
Impairment of Long-Lived Assets
     The Company assesses the recoverability of long-lived assets when events or circumstances indicate that the carrying amount of an asset may not be fully recoverable. If undiscounted expected cash flows to be generated by a long-lived asset or asset group are less than its carrying amount, the Company records an impairment to write down the long-lived asset or asset group to its estimated fair value. Fair value is estimated based on discounted expected future cash flows. The Company did not record any impairments of long-lived assets during 2007.
Product Warranties
     The Financial Accounting Standards Board (“FASB”) issued Interpretation (“FIN”) No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, requires that upon issuance of a guarantee, the guarantor must disclose and recognize a liability for the fair value of the obligation it assumes under that guarantee. The requirements of FIN No. 45 are applicable to the Company’s product warranties.
     The Company accrues for warranty costs as part of its “Cost of sales” based on anticipated product repair and replacement costs that include costs for materials, labor, and technical support. Products sold are generally covered by a warranty for periods ranging from one to five years.
     The following summarizes the activity related to the Company’s product warranties (in thousands):

Balance at beginning of year	$942
Provision for product warranties	291
Costs incurred	(283)

Balance at end of year	950

Less: current portion included in “Accrued expenses and other”	(316)

Long-term portion included in “Other long-term obligations”	$634

Deferred Revenue
     Deferred revenue is recorded when products and services are billed in advance of performing customer obligations or in certain instances when vendor specific objective evidence of fair value does not exist. The Company’s deferred revenue generally consists of technical support contracts and extended product warranty service agreements, which are amortized ratably over the service period. However, it may include product that has been delivered for which revenue has not been recognized due to a lack of vendor specific objective evidence of fair value. The long-term portion of deferred revenue is included in “Other long-term obligations” in the consolidated balance sheet.
     In June of 2007, the Company received a $22.3 million guaranteed purchase commitment from a customer involving multiple deliverables for which vendor specific objective evidence could not be established. As of December 31, 2007, $11.5 million was deferred along with $6.5 million in related cost of sales. These deferrals will be recognized once all elements have been delivered under the purchase commitment.
Income Taxes
     The Company accounts for income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities, and are measured using enacted tax rates and laws that are expected to be in effect when the differences are expected to be reversed. Valuation allowances are provided to reduce deferred tax assets to an amount that is more likely than not to be realized. See “Note 8—Income Taxes.”

WORLD WIDE PACKETS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
Revenue
     The Company generates revenue from sales of its products, which consist of hardware and software, and from various services, which include product installation, integration, project management, post-contract customer support, and warranty repair and replacement. Many of the Company’s hardware products are integrated with software that is essential to its functionality. Accordingly, the Company accounts for revenue in accordance with Statement of Position (“SOP”) No. 97-2, Software Revenue Recognition, and all related interpretations.
     Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectibility is reasonably assured. Product revenue is generally recognized at time of shipment, although in rare instances, until acceptance criteria are met as specified by the customer. Sales discounts are treated as a reduction to the sales price as a component of “Net sales.” Revenue from technical support and extended warranty services is deferred and recognized ratably over the period during which the services are to be performed (generally one year). Services revenue for which consideration is received in advance is recognized upon completion of performance. The Company, generally, does not allow for the right of return on any of its product or services contracts. For software arrangements with multiple elements, revenue recognition is also dependent upon the availability of vendor-specific objective evidence of fair value for each of the elements.
     Arrangements with multiple deliverables are divided into separate units of accounting if the elements have value to the customer on a standalone basis, there is objective and reliable evidence of fair value of the undelivered items, and delivery or performance of the undelivered items are probable. The total arrangement consideration is allocated among the separate units of accounting based on their relative fair values and the applicable revenue recognition criteria considered for each unit of accounting. If the revenue recognition criteria has not been met, revenue is deferred until the criteria is met or the last element has been delivered.
Cost of Sales
     Cost of sales consists of the cost of products sold and costs incurred in staffing the Company’s fulfillment and customer service and support departments.
Software Development Costs
     Software development costs required to be capitalized pursuant to SFAS No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed, have not been material to date. Development costs for internal-use software required to be capitalized pursuant to SOP No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, have also not been material to date. All software development costs have been expensed as incurred and included in “Research and development” in the consolidated statement of operations.
Stock-Based Compensation
     On January 1, 2006, the Company adopted SFAS No. 123R, Share-Based Payment, which requires the measurement and recognition of compensation expense for all share-based awards made to employees and directors based on estimated fair values.
     As the Company is a nonpublic entity and used the minimum value method for pro forma disclosures under SFAS No. 123, Accounting for Stock-Based Compensation, the Company is required to apply the prospective transition method which requires that stock-based compensation expense be recorded for all options granted on or after January 1, 2006 based on the estimated fair value of the award. The Company has applied the provisions of SFAS No. 123R to employee stock options granted, modified, repurchased, cancelled, or settled on or after January 1, 2006 and has valued these options using the Black-Scholes valuation model. The estimate of compensation expense requires complex and subjective assumptions, including the Company’s stock price volatility, employee exercise patterns (expected life of the options), future forfeitures, and related tax effects.

WORLD WIDE PACKETS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
     The fair value for each employee stock option granted during 2007 was estimated at the date of grant using the Black-Scholes valuation model, assuming no dividends and the following assumptions.

Year Ended
December 31, 2007
Average risk-free interest rate	4.6%
Average expected life (in years)	4.5
Expected volatility	65.0%
     Expected volatilities are based on an average historical volatility from common shares of a group of the Company’s peers for an appropriate period of time; the expected life represents the period of time when options granted are expected to be outstanding based on the Company’s historical exercise patterns; and the risk-free rate for periods within the contractual life of the options is based on the U.S. Treasury yield curve in effect at the time of grant. At the grant date, the Company assumed an annual forfeiture rate of approximately 10% for 2007 based upon historical and expected forfeitures over the service period.
Foreign Currency
     Assets and liabilities of the Company’s UK-based subsidiary, whose functional currency is British Pounds, are translated into US Dollars at period-end exchange rates, and revenues and expenses are translated at average rates prevailing throughout the period. Foreign currency transaction gains and losses are recognized as a component of operations, and translation adjustments are included in “Accumulated other comprehensive income,” a separate component of stockholders’ deficit.
Recent Accounting Pronouncements
     In June 2006, the FASB issued FIN No. 48, Accounting for Uncertainty in Income Taxes—An Interpretation of SFAS No. 109. FIN No. 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN No. 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN No. 48 is effective for the Company’s first fiscal year beginning after December 15, 2007. The Company is currently evaluating the provisions of FIN No. 48 to determine what effect its adoption on January 1, 2008 will have on its financial statements.
     In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosure of fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and accordingly, does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2008. The Company is currently evaluating the effect of this pronouncement on its financial statements.

WORLD WIDE PACKETS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
     In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 permits entities to choose, at specified election dates, to measure eligible items at fair value (“fair value option”) and to report in earnings unrealized gains and losses on those items for which the fair value option has been elected. SFAS No. 159 also requires entities to display the fair value of those assets and liabilities on the face of the balance sheet and establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. The Company is currently evaluating the effect of this pronouncement on its financial statements.
Note 2—CASH, CASH EQUIVALENTS, AND SHORT-TERM INVESTMENTS
     The following summarizes, by major security type, the Company’s cash, cash equivalents, and short-term investments (in thousands):

	December 31, 2007
	Cost or	Gross
	Amortized	Unrealized	Estimated
	Cost	Gains	Fair Value
Cash	$654	$—	$654
Money market funds	4,529	—	4,529

Cash and cash equivalents	$5,183	$—	$5,183

Note 3—INVENTORIES
     Inventories, at lower of cost or market, consist of the following (in thousands):

December 31,
2007
Raw materials	$992
Finished goods	5,802

Total Inventories	$6,794

Note 4—FIXED ASSETS, NET
     Fixed assets, at cost, consist of the following (in thousands):

December 31,
2007
Computer and test equipment	$4,572
Software	2,310
Leasehold improvements and office furniture	2,012

Total	8,894
Accumulated depreciation	(5,689)

Fixed assets, net	$3,205

     Depreciation expense was $1.1 million for 2007.

WORLD WIDE PACKETS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
Note 5—LONG-TERM DEBT AND OTHER
     In May 2006, the Company secured an $11.0 million credit facility with an affiliate of Western Technology Investments, VLL (“WTI”) as part of a Loan and Security Agreement (“LSA”) for general business purposes. Under the LSA, the Company could borrow up to $11.0 million by July 1, 2006, subject to twelve months of interest-only payments, and up to $5.0 million by April 30, 2007, subject to six months of interest-only payments. At the end of the interest-only payment periods, each borrowing is subject to a 30-month principal and interest repayment schedule. All debt is collateralized by nearly all of the Company’s assets, including its intellectual property. In addition, 0.6 million warrants to purchase Series 2 Convertible Preferred Stock (“Series 2”) were issued upon execution of the LSA. The warrants were recorded at a fair value of $0.4 million based on the Black-Scholes valuation model as a discount on the debt and being amortized over the life of the loan using the effective interest method. The discount is amortized as interest expense and is included in “Interest expense” in the consolidated statement of operations.
     In June 2006, the Company borrowed $6.0 million, net of the discount for the fair value of warrants issued, from WTI under the terms of the LSA. The loan is scheduled to be repaid during a 30-month repayment period that began in June 2007, of which $1.1 million was repaid during 2007. Interest is fixed at 11.5%. In addition, 0.3 million warrants to purchase Series 2 were issued to WTI. The warrants were recorded at a fair value of $0.2 million based on the Black-Scholes valuation model as a discount on the debt and being amortized over the life of the loan using the effective interest method. The discount is amortized as interest expense and is included in “Interest expense” in the consolidated statement of operations.
     In January, 2007, the Company borrowed $5.0 million, net of the discount for the fair value of warrants issued, from WTI that remained available under the terms of the LSA. The loan is subject to six months of interest-only payments, followed by a 30-month repayment schedule beginning in July 2007, of which $0.7 million was repaid during 2007. Interest is fixed at 11.75%. In addition, 0.3 million warrants to purchase Series 2 were issued to WTI. The warrants were recorded at a fair value of $0.2 million based on the Black-Scholes valuation model as a discount on the debt and being amortized over the life of the loan using the effective interest method. The discount is amortized as interest expense and is included in “Interest expense” in the consolidated statement of operations.
     In July, 2007, the Company entered into a LSA with Bridge Bank for general business purposes that allows the Company to borrow up to $7.5 million on an accounts receivable based revolving line of credit, subject to the following conditions: up to $2.0 million upon closing and until September 30, 2007; up to $5.0 million between October 1, 2007 and December 31, 2007; and up to $7.5 million after January 1, 2008. The Company’s borrowing capacity is limited to 80% of its accounts receivable balance not more than 90 days outstanding. All debt is collateralized by nearly all of the Company’s assets, including its intellectual property, and subject to an intercreditor agreement between Bridge Bank and WTI. Interest is variable and indexed at prime plus 0.5%. Unless renewed, the line of credit will expire after one year. During the one-year term, the Company must meet or exceed specified quarterly revenue objectives and maintain an 80% ratio of total amounts borrowed and outstanding to qualified accounts receivable balance. In December 2007, the Company borrowed $2.9 million, which remained outstanding at December 31, 2007.
     Upon execution of the LSAs with WTI and Bridge Bank, the Company paid in cash, debt issuance costs of $139 thousand, which were capitalized to be amortized as interest expense over the life of the debt. The Company expensed $43 thousand of these debt issuance costs in 2007.
Note 6—COMMITMENTS AND CONTINGENCIES
Operating Leases and Other
     The Company leases office and storage facilities under non-cancelable operating leases. Rent expense under operating lease agreements was $519 thousand for 2007.

WORLD WIDE PACKETS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
     The following summarizes the Company’s principal contractual commitments, excluding open orders for inventory purchases that support normal operations, as of December 31, 2007 (in thousands):

	Debt	Debt	Operating
	Principal	Interest	Leases	Total
2008	$7,108	$1,110	$507	$8,724
2009	4,723	407	213	5,343
2010	190	2	196	388
2011	—	—	208	208
2012	—	—	217	217
Thereafter	—	—	706	706

Total commitments	$12,021	$1,519	$2,047	$15,586

Purchase Commitments from Contract Manufacturers and Suppliers
     The Company purchases components from a variety of suppliers and uses contract manufacturers to manufacture its products. During the normal course of business, in order to manage manufacturing lead times and help assure adequate component supply, the Company enters into agreements with contract manufacturers and suppliers that either allow them to procure inventory based upon criteria as defined by the Company or that establish the parameters defining the Company’s requirements. In certain instances, these agreements allow the Company the option to cancel, reschedule, and adjust the Company’s requirements based on its business needs prior to firm orders being placed. The Company had total purchase commitments for inventory of approximately $11.0 million as of December 31, 2007. The Company recorded a loss of $274 thousand related to the future demand of purchase commitments for inventory at December 31, 2007.
Note 7—STOCKHOLDERS’ DEFICIT
Convertible Preferred Series 1 Stock
     In November 2003, in connection with the first closing of its Series 1 Convertible Preferred Stock (“Series 1”) financing, the Company issued 28.7 million shares of Series 1 at $0.55 per share, 1.2 million warrants to purchase Series 1 at $0.55 per share, and 0.5 million warrants to purchase Series 1 at $0.14 per share, in exchange for cash of $10.0 million and converted debt of $5.8 million. Of this amount, $0.8 million was allocated to the warrants using the Black-Scholes valuation model, assuming no dividends, a risk-free interest rate of approximately 3%, an expected life of 10 years, and an expected volatility of 75%. Issuance costs were $0.6 million.
     In February 2004, in connection with the second closing of its Series 1, the Company issued 15.8 million shares of Series 1 at $0.55 per share and 0.5 million warrants to purchase Series 1 at $0.14 per share, in exchange for cash of $8.7 million. Of this amount, $0.2 million was allocated to the warrants, using the Black-Scholes valuation model, assuming no dividends, a risk-free interest rate of approximately 4%, an expected life of 10 years, and an expected volatility of 75%.
     Outstanding shares of Series 1, plus shares underlying 2.4 million outstanding warrants to purchase Series 1, totaled 46.9 million at December 31, 2007.
Convertible Preferred Series 2 Stock
     In September 2005, in connection with the first and second closings of its Series 2 financing, the Company issued 23.7 million shares of Series 2 at $1.08 per share and 1.5 million warrants to purchase common stock at $0.13 per share, in exchange for cash of $25.6 million. Of this amount, $0.2 million was allocated to the warrants using the Black-Scholes valuation model, assuming no dividends, a risk-free interest rate of approximately 4%, an average expected life of 10 years, and an expected volatility of 75%. Issuance costs were $0.2 million. In November 2005, the Company issued an additional 3.8 million

WORLD WIDE PACKETS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
warrants to purchase common stock at $0.13 per share to all Series 2 shareholders. The common warrants were valued at $0.3 million using the Black-Scholes valuation model, assuming no dividends, a risk-free interest rate of approximately 5%, an average expected life of 10 years, and an expected volatility of 75%.
     In October 2006, the Company entered into an employment agreement with its Board Chairman, Daniel T. Reiner, for strategic advisory services. The agreement provided for a sign-on bonus of $250 thousand payable in shares of Series 2; and 2.7 million common stock options at $0.16 per share, which vest over a 21-month period and become fully exercisable upon a change in control. In March 2007, the shares of Series 2 were issued and the stock options were granted, upon authorization by the Company’s board of directors.
     Outstanding shares of Series 2 totaled 23.9 million at December 31, 2007.
Convertible Preferred Series 3 Stock
     In April 2007, in connection with the first closing of its Series 3 financing, the Company issued 7.3 million shares of Series 3 at $1.08 per share, in exchange for cash of $7.9 million. In August 2007, in connection with the second closing of its Series 3 financing, the Company issued an additional 9.3 million shares of Series 3 at $1.08 per share and 0.7 million warrants to purchase Series 3 at $1.08 per share, in exchange for cash of $10.0 million. Of this amount, $0.6 million was allocated to the warrants using the Black-Scholes valuation model, assuming no dividends, a risk-free interest rate of approximately 5%, an expected life of 10 years, and an expected volatility of 65%. Issuance costs were $0.2 million.
     Outstanding shares of Series 3, plus shares underlying 1.9 million outstanding warrants to purchase Series 3, totaled 18.5 million at December 31, 2007.
Convertible Preferred Stock Liquidation Preferences
     Liquidation preferences for all preferred stockholders as stated in the Company’s Seventh Amended and Restated Certificate of Incorporation are as follows:
     From any proceeds available upon liquidation of the Company, all Series 3 shareholders receive up to $1.08 for each share of Series 3. Shares of Series 3 outstanding, plus shares underlying outstanding warrants to purchase Series 3, totaled 18.5 million at December 31, 2007. From any remaining proceeds, all Series 2 shareholders receive up to $1.08 for each share of Series 2. Shares of Series 2 outstanding totaled 23.9 million at December 31, 2007. From any remaining proceeds, all Series 1 shareholders receive up to $0.55 for each share of Series 1. Shares of Series 1 outstanding, plus shares underlying outstanding warrants to purchase Series 1, totaled 46.9 million at December 31, 2007. From any remaining proceeds, all shareholders receive a pro-rata share distribution based on their number of shares held. Shares of common stock outstanding, plus shares underlying outstanding options and warrants to purchase common stock, totaled 31.5 million at December 31, 2007. However, in the event a distribution of total proceeds shall exceed $3.24 per share for Series 3 and Series 2, and $1.65 per share for Series 1 based on a distribution scenario as described above, all Series 3, Series 2, and Series 1 shall convert to common stock on a one-for-one basis prior to distribution.
Stock Options
     Under the terms of the Company’s 2000 Stock Incentive Plan (the “Plan”), the board of directors may grant incentive and nonqualified stock options to employees, directors, and outside consultants. During 2007, the Company increased the number of shares reserved for issuance under the Plan to 24.7 million. The Company grants stock options with exercise prices equal to the fair value of common stock on the date of grant, as determined by the Company’s board of directors. Options generally vest over a period of four years, expire ten years from the date of grant, and are nontransferable. In certain circumstances, such as in the event of a merger or acquisition, vesting may accelerate. See “Note 11—Subsequent Events.” Any options that expire or otherwise terminate unexercised revert to and again become available for reissuance under the Plan. Stock options available for future grant totaled 0.8 million at December 31, 2007.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
     The Company granted stock options representing 8.9 million shares of common stock with a per share weighted-average exercise price of $0.25 and weighted-average grant date fair value of $0.14 for 2007. Compensation expense related to stock options recognized under SFAS 123R was $308 thousand for 2007 and is included in the consolidated statement of operations. As of December 31, 2007, the total unrecognized stock-based compensation expense related to unvested stock options was $1.0 million, which is expected to be recognized over a weighted-average period of 2.62 years.
     The following table summarizes the Company’s stock option activity (in thousands):

		Weighted	Weighted
	Number	Average	Average
	of Shares	Exercise	Remaining
	(in 000s)	Price	Life (yrs)
Outstanding at January 1, 2007	14,833	0.23	7.87

Granted	8,927	0.25
Exercised	(2,657)	0.08
Forfeited/expired/cancelled	(1,360)	0.20

Outstanding at December 31, 2007	19,743	0.26	8.07

Vested or expected to vest at December 31, 2007	17,622	0.27	7.98

Exercisable at December 31, 2007	9,777	0.30	7.26
     The intrinsic value of stock options exercised was $0.5 million in 2007. The aggregate intrinsic value of options outstanding and options exercisable was $25.7 million and $13.3 million at December 31, 2007. The intrinsic value is calculated as the difference between the estimated fair value of the Company’s underlying common stock and the exercise price.
     The following table summarizes the Company’s stock options outstanding at December 31, 2007:

	Stock Options Outstanding			Stock Options Exercisable
		Weighted	Weighted		Weighted
	Number	Average	Average	Number	Average
Exercise	of Shares	Remaining	Exercise	of Shares	Exercise
Prices	(in 000s)	Life (yrs)	Price	(in 000s)	Price
$0.07	5,091	6.5	$0.07	4,442	$0.07
0.10	1,918	7.4	0.10	1,237	0.10
0.13	903	7.9	0.13	497	0.13
0.16	10,232	8.8	0.16	3,493	0.16
0.28	971	9.8	0.28	14	0.28
1.48	535	10.0	1.48	1	1.48
20.00	93	3.9	20.00	93	20.00

	19,743	8.1	0.26	9,777	0.30

WORLD WIDE PACKETS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
Common Stock Issuable Upon Conversion of Preferred Stock and Exercises of Stock Options and Warrants
     Common stock issuable upon conversion of the Company’s preferred stock and exercises of stock options and warrants at December 31, 2007, was as follows (in thousands):

Convertible Preferred Series 1 stock and warrants	46,910
Convertible Preferred Series 2 stock and warrants	23,889
Convertible Preferred Series 3 stock and warrants	18,450
Common warrants	5,332
Common stock options	19,743

Total	114,324

Note 8—INCOME TAXES
     As of December 31, 2007, gross deferred tax assets related to the Company’s net operating losses (“NOLs”) were approximately $53 million, relating to approximately $157 million of tax NOLs, which begin to expire in 2019. In addition, utilization of NOLs may be subject to certain limitations under Sections 382 and 1502 of the Internal Revenue Code of 1986, as amended, and other state tax laws.
     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s net deferred tax assets are as follows (in thousands):

December 31,
2007
Deferred tax assets:
NOLs	$53,356
Research and development credits	4,058
Accrued expenses	1,391
Inventory writedowns	415
Depreciation and amortization	16

Gross deferred tax assets	59,236
Less: valuation allowance	(59,236)

Net deferred tax assets	$—

     SFAS No. 109, Accounting for Income Taxes, requires deferred tax assets be evaluated for future realization and be reduced by a valuation allowance to the extent the Company believes they will not be realized. The Company considers many factors when assessing the likelihood of future realization of its deferred tax assets including expectations of future taxable income, the carryforward periods available to it for tax reporting purposes, and other relevant factors. Given the uncertainty surrounding the likelihood of future realization, the Company has established a full valuation allowance against its deferred tax assets. The valuation allowance was increased by approximately $9 million during 2007.
Note 9—EMPLOYEE BENEFIT PLAN
     The Company has a 401(k) savings plan covering substantially all of its US employees. Employees may contribute through payroll deductions. No matching of employee contributions by the Company has occurred since inception.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
Note 10—GEOGRAPHIC INFORMATION
     The following summarizes the Company’s net sales by customer location (in thousands):

December 31,
2007
Net sales:
North America	$12,860
Europe, Middle East, and Africa	9,694

Total net sales	$22,554

Note 11—SUBSEQUENT EVENTS
     On January 22, 2008, the Company signed a definitive agreement to merge with Ciena whereby Ciena will purchase all of the Company’s outstanding stock, including shares underlying outstanding warrants and options to purchase stock, in exchange for $200 million in cash, 3.4 million shares of Ciena common stock, and the assumption of up to $15 million in outstanding debt. At closing, approximately 3.6 million stock options are expected to vest upon acceleration and all Series 1 is expected to convert to common stock. The transaction, subject to regulatory approval, is expected to close in March 2008.
     On February 1, 2008, the Company became aware and subsequently notified Bridge Bank that the Company was not in compliance with the covenant on its outstanding loan balance relative to its accounts receivable balance according to the terms of the LSA. Although the Company is working with Bridge Bank to cure the amount over advanced relative to the covenant, Bridge Bank could require the Company to repay $2.3 million of its outstanding debt obligation as of February 29, 2008.